UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 20, 2012

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On November 20, 2012, Splunk Inc. (the “Company”) entered into a Second Amendment to Office Lease (the “Lease Amendment”) with Kilroy Realty, L.P., a Delaware limited partnership (the “Landlord”). The Lease Amendment amends the Office Lease (entered into with the predecessor-in-interest to the Landlord) dated March 6, 2008, as amended by that certain First Amendment to Office Lease dated June 10, 2011, for the Company’s headquarters located at 250 Brannan Street, San Francisco, CA 94107 and provides for expansion of the property rented, construction terms relating to the property and extension of the lease term. In addition to the office premises the Company currently occupies (the “Current Premises”), the Lease Amendment provides for the lease of the remaining rentable square footage of the building (the “Expansion Premises”), for a total of approximately 95,000 rentable square feet.

Pursuant to the Lease Amendment, the term of the Company’s lease with respect to the Current Premises and Expansion Premises will be extended by 66 months, which shall commence ninety (90) days after Landlord’s delivery of the Expansion Premises. In the event that the Expansion Premises are not delivered by November 30, 2013, the Company will have the option to either (a) terminate its obligation to lease the Expansion Premises, triggering a 12-month extension of the current lease or (b) recognize the Lease Amendment only as it pertains to the Current Premises. If the Lease Amendment becomes effective and following the expiration of the initial term, the Company has two options to extend the term of the lease for a period of five years each.

Base rent for Current Premises and the Expansion Premises will be $58.00 per rentable square foot per year, with the first four months of the base rent abated. Rent for the premises will increase incrementally by 3% annually. The Company will pay certain expenses of operating the building and all property taxes associated with the property rented.

The foregoing is a summary of certain material provisions of the Lease Amendment and is qualified in its entirety by reference to the full text of the Lease Amendment attached hereto as Exhibit 10.1.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Lease Amendment, dated November 20, 2012, between Kilroy Realty, L.P. and Splunk Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLUNK INC.

By:	/s/ David F. Conte
David F. Conte Senior Vice President and Chief Financial Officer

Date:  November 26, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease Amendment, dated November 20, 2012, between Kilroy Realty, L.P. and Splunk Inc.